Exhibit 10.2

PROMISSORY NOTE

Loan Amount: $4,300,000.00

Loan Number: Date of Execution: June 20, 2023

FOR VALUE RECEIVED, S&W SEED COMPANY, a Nevada corporation, whose address is 2101 Ken Pratt Blvd, Suite 201, Longmont, Colorado 80501 (collectively the “Borrower”), hereby promises to pay to the order of AGAMERICA LENDING LLC, a Florida limited liability company (the “Lender”), at 4030 South Pipkin Road, Lakeland, Florida, 33811, or at such other place or to such other party or parties as Lender may from time to time designate, the principal sum of FOUR MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($4,300,000.00) with interest thereon computed from the Date of Execution on the outstanding principal balance at the rate of interest as provided herein.

INTEREST RATE

Interest on this Note shall be payable for the day a disbursement of proceeds of the Loan is made. Regularly scheduled payments of interest on this Note shall include interest accrued to but not including the stated payment date (as herein defined). Payments of principal on this Note shall include interest on the amount paid to but not including the stated payment date, and if payment is received after such day, payment of principal on this Note shall include interest to but not including the next stated payment date.

This Note shall be a variable interest rate note, and interest on the Loan shall accrue on the outstanding principal balance of this Note from the date funds are advanced through the Maturity Date (as hereinafter defined), at an annual rate equal to the Adjusted Term SOFR Rate (as hereinafter defined). Interest shall be computed on the actual number of days in the Interest Period (as hereinafter defined) divided by a 360-day year. The following terms shall have the following meanings when used in this Note. All capitalized terms used in this Note and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

(i)
“Adjusted Term SOFR Rate” shall mean, for any Interest Period, a rate per annum equal to 4.85% (the “Margin”) plus the Term SOFR Rate for such Interest Period.
(ii)
“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Lakeland, Florida.
(iii)
“Interest Period” shall mean, other than for the first Interest Period, the three (3) month period commencing on the Rate Change Date through the day immediately preceding the next Rate Change Date. The first Interest Period shall commence on the date of this Note through, but not including the First Payment Date.
(iv)
“Rate Change Date” shall mean the first day of any Interest Period, exclusive of the initial Interest Period. The day of the month of the Rate Change Date shall coincide with the day of the month of the Payment Date.
(v)
“SOFR Floor Rate” shall mean 2.00%.
(vi)
“Term SOFR” or “Term SOFR Rate” shall mean, the forward-looking term rate based on the secured overnight financing rate (SOFR) as administered by the CME

Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator of term SOFR selected by the Lender in its reasonable discretion), with a tenor comparable to three (3) month, which rate is published on the date that is two (2) Business Days prior to a Rate Change Date. If prior to the commencement of any Interest Period, Lender determines (which determination shall be binding and conclusive upon the Borrower) that the Term SOFR Rate is: (a) no longer available for any reason; or (b) no longer posted through electronic transmission or is no longer posted or published through other sources; or (c) no longer adequately covers Lender’s costs of making the Loan or Lender determines the Term SOFR Rate is unreliable, Lender shall select a publicly available replacement index that provides a comparable reference rate and maturity date to the Term SOFR Rate (the “Replacement Index”). In addition, Lender, in its sole and absolute discretion, shall have the right to adjust the Margin so that when added to the Replacement Index, the interest rate for next succeeding Interest Period results in an interest rate for such Interest Period that will minimize any change in the cost of the Loan to Lender taking into account the historical performance of the Term SOFR Rate and the Replacement Index (the “Substitute Rate”). In no event shall the Term SOFR Rate (or any subsequent Replacement Index) ever be below the SOFR Floor Rate and in the event the Term SOFR Rate (or any subsequent Replacement Index) should ever fall below the SOFR Floor Rate, the Term SOFR Rate (or any subsequent Replacement Index) shall be deemed to be the SOFR Floor Rate. The Term SOFR Rate shall initially be determined as of the date of the initial advance of funds to Borrower under this Note and shall be effective until the first Rate Change Date.

PREPAYMENTS

Prepayment of principal, in full or in part, prior to the Maturity Date shall be subject to a prepayment premium equal to 1.00% of the prepaid principal (“Prepayment Premium”); provided, however, no Prepayment Premium shall apply to (1) prepayments by funds from Lender, (2) proceeds from any disposition, transfer, or sale of the Collateral, excluding any proceeds from the foreclosure of the Security Instrument, or (3) a prepayment made within sixty (60) days of the Maturity Date. Borrower shall provide ten (10) Business Days’ written notice prior to making any prepayment of principal. Any prepayment of principal not made on a Payment Date shall be subject to interest accruing through the next Payment Date.

REPAYMENT TERMS

Borrower shall pay interest only quarterly in arrears, commencing on June 20, 2023 (“First Payment Date”) and on the same day of each quarter thereafter (i.e., June 20, September 20, December 20, and March 20; each a “Payment Date”), unless otherwise accelerated in accordance with the terms hereof. The entire outstanding principal balance of this Note and any outstanding accrued interest shall be due and payable in full on June 20, 2026 (the “Maturity Date”), unless otherwise accelerated in accordance with the terms and conditions herein.

All payments under this Note shall be applied first to fees and late charges, if any, then to interest, and then to principal. All installments of principal and all interest are payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

Lender may collect a late charge of five (5%) percent of any installment of principal or interest which is not paid within ten (10) days of the due date thereof to cover the extra time and expense involved in handling delinquent payments. Such late charge shall apply to late payments prior to maturity or acceleration. Upon maturity or acceleration, no further late charges shall be assessed, but Borrower shall pay the Default Interest Rate (as hereinafter defined) on all amounts due from the date of maturity or acceleration until the Note is paid in full. The collection of the late charge shall not be deemed a waiver by Lender of interest accruing after the due date of any installment or of any of Lender's other rights under this Note.

All delinquent principal and installments of interest not paid within thirty (30) days of the due date thereof, shall bear interest beginning on the thirty-first (31st) day from the applicable due date at a rate equal to five percent (5%) per annum above the applicable interest rate stated above (the “Default Interest Rate”), provided, however, in no event shall such rate exceed the highest rate authorized by applicable law. Further, any required payment not made on the Maturity Date shall be subject immediately to the Default Interest Rate.

Borrower agrees that the late charge provided above is fair and reasonable compensation to Lender for the additional administrative time and effort incurred in collecting and processing delinquent payments. Borrower further agrees that the Default Interest Rate is a fair and reasonable rate of interest to be charged after maturity or acceleration of this Note in light of the increased risks to Lender inherent in a past due loan and the administrative time and effort incurred in collecting a past due loan.

Should any default occur in the payment as stipulated above of either the interest or principal, and continue for ten (10) days thereafter, then and in that event, the principal of this Note or any unpaid part thereof and all accrued interest thereon shall, in the sole discretion of Lender, at once become due and payable and may be collected forthwith without notice to the undersigned, regardless of the stipulated date of maturity. However, Lender may, in the sole discretion of Lender, accept payments made by Borrower after any default has occurred, without waiving any of Lender’s rights herein.

If this Note is placed in the hands of an attorney for collection or is collected through any legal proceedings, Borrower promises to pay all expenses of collection and reasonable attorney's fees incurred by Lender, including fees incurred prior to trial, at trial, on appeal and in any bankruptcy or creditors reorganization proceedings.

In the event the interest provisions hereof or any exactions provided for herein or in the lien documents or any other instruments securing this Note shall result, because of the deduction of principal or any other reason related or unrelated to the interest provisions, at any time during the life of the loan, in an effective rate of interest which, for any period of time, transcends the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to principal immediately upon receipt of such monies by Lender with the same force and effect as though the payor had specifically designated such and agreed to accept such extra payment(s) as a Prepayment Premium free payment. Notwithstanding the foregoing, however, Lender may at any time and from time to time elect, by notice in writing to the owners of the property affected by the lien document securing this Note, if any, to reduce or limit the collection of any interest to such sums, which, when added to the said first‑stated interest, shall not result in any payments toward principal in accordance with the requirement of the preceding sentence. In no event shall any agreed to or actual exaction as consideration for this loan transcend the limits imposed or provided by the law applicable to this transaction or Borrower in the jurisdiction in which the land is located for the use or detention of money or for forbearance in seeking its collection.

This Note is secured by one or more deed(s) of trust or real estate mortgage(s), collateral assignment(s), security agreement(s), or other agreement(s) pledging collateral (the “Security Instrument”), to which reference is made from the terms thereof, and the same are made a part of this Note.

A default under any other promissory note now or hereafter secured by the Security Instrument or under any loan document related to the loan evidenced hereby or such other promissory note constitutes a default under this Promissory Note and under the other documents securing this Promissory Note. When the default under the other promissory note constitutes an event of default under that other promissory note or the related loan document, an event of default also will exist under this Promissory Note and the other loan documents.

Borrower and all endorsers, guarantors and all persons liable or to become liable on this Note waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent to any and all renewals and extensions of the time of payment hereof.

Lender is not required to rely on any item of collateral for the payment of the Note in the event of default by Borrower, but may proceed directly against Borrower and/or any endorsers or guarantors, if any, in such manner as it deems desirable. None of the rights and remedies of Lender hereunder is to be waived or affected by failure or delay to exercise them. All remedies conferred on Lender by this Note or any other instrument or agreement shall be cumulative, and none is exclusive. Such remedies may be exercised concurrently or consecutively at Lender's option.

This Note shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws and decisions of the State of Florida.

Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note or portion thereof shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

This Note may be assigned by Lender with or without recourse.

Borrower submits to the jurisdiction of any court of competent jurisdiction within the State of Florida. Borrower further agrees to comply with all requirements necessary to give such court in personam jurisdiction and agrees that service of process may be accomplished by, in addition to any other lawful means, certified mail, return receipt requested.

BORROWER AND LENDER BY ACCEPTANCE OF THIS NOTE, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, Borrower has executed or caused to be executed these presents on the day and year first above written.

[SIGNATURE PAGE TO PROMISSORY NOTE]

BORROWER:

S&W SEED COMPANY, a Nevada corporation

By: _/s/ Mark Wong__________________________

Name: Mark Wong

Its: Chief Executive Officer